EXHIBIT 3.(i).8

                                                      ARTICLES OF AMENDMENT                         [/S/ 853012-0142]
          STATE OF UTAH
      DEPARTMENT OF COMMERCE
   DIVISION OF CORPORATIONS AND
         COMMERCIAL CODE
                                                             TO THE                                      EXPEDITE
    I HEREBY CERTIFY THAT THE
      FOREGOING HAS BEEN ___
 AND APPROVED ON THE /S/ 15TH DAY
         OF /S/ DEC 2002                            ARTICLES OF INCORPORATION
 IN THIS OFFICE OF THIS DIVISION
AND HEREBY ISSUE THIS CERTIFICATE                             OF                                    [STAMPED NUMBER:
             THEREOF.                               INSTAPAY SYSTEMS INC.                            4237010017]
                                        FORMERLY FILMAGIC ENTERTAINMENT CORPORATION                 [STAMPED: JSS]
  EXAMINER /S/ [ILLEGIBLE] DATE
           /S/ 12/13/02

[SEAL]



/s/ Kathy Berg
---------------------
Kathy Berg
Division



Director

         We, the undersigned Board of Directors of INSTAPAY SYSTEMS INC (formerly Filmagic Entertainment Corporation, a corporation under the Utah Business Corporation Act, do hereby amend its Articles of Incorporation as follows, to-wit:

         1. The following amendment of the Articles of Incorporation was adopted by the Board of Directors of the corporation, on November 11, 002 in the manner prescribed by the laws of the State of Utah and the Articles of Incorporation of InstaPay Systems Inc. (formerly Filmagic Entertainment Corporation). This amendment does not require additional shareholder approval as the Board of Directors have full authority to amend the increase in outstanding common and preferred stock. The Board of Directors are herewith requesting that this 2 for 1 forward be effected as soon after December 15, 2002 as possible.

         2. That Article IV of the Articles of Incorporation filed December 7, 1983 should be amended by the IV Article to read as follows:

         This Corporation is authorized to issue one class of common stock. The total authorized commons tock of this Corporation shall after a 2 for 1 forwarded split be 200,000,000 shares of $0.001 par value per share. These shares shall bear voting rights and share equally in distribution of the Corporation.

         This Corporation is authorized to issue one class of preferred stock. The total authorized Preferred stock of this Corporation after a 2 for 1 split shall be 40,000,000 shares.

         3. The Board of Directors voted to approve the new authorization and additionally acknowledged the new name "InstaPay Systems, Inc., and welcomed the new CEO, Mr. Robert Bragg to the Board meeting. The Board closed the meeting and requested the transfer agent, American Registrar & Transfer company be notified immediately, with the request to notify the NASD as soon as possible.

                                             Date:                   12/13/2002
                                   Receipt Number:                       740080
                                      Amount Paid:                      $100.00

         Executed by the undersigned Board Chairman and Secretary of InstaPay Systems Inc. (formerly Filmagic Entertainment Corporation) in duplicate on December 12, 2002.

INSTAPAY SYSTEMS INC.
(formerly Filmagic Entertainment Corporation)
A Utah Corporation

BY:      /s/ R. Bruce Harris
         ----------------------------------------------
         R. Bruce Harris, Chairman //S//



BY:      /s/ Aubrye A. Harris
         ----------------------------------------------
         Aubrye A. Harris, Secretary/Director //S//



BY:      /s/ Robert Bragg
         ----------------------------------------------
         Robert Bragg, President/Director //S//



BY:      /s/ Frank DeSantis
         ----------------------------------------------
         Frank DeSantis, Director //S//



BY:      /s/ Harvey Lulach
         ----------------------------------------------
         Harvey Lulach, Vice President/Director //S//



BY:      /s/ Song Liping
         ----------------------------------------------
         Song Liping, Director //S//

                                          [MARGINAL STAMP:  EXPEDITE]
                                          [MARGINAL NUMBER: 12-13-02A10:45 RCVD]


                                      A-3